Exhibit 99.1

CV Sciences, Inc. Announces Closing of Committed Equity Financing Transaction

San Diego, CA – December 8, 2020 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent supplier and manufacturer of hemp cannabidiol (CBD) products, today announced that it has entered into a Common Stock Purchase Agreement with Tumim Stone Capital, LLC (the “Investor”).

Pursuant to the Stock Purchase Agreement, the Company has the right, subject to certain conditions, to issue and sell to the Investor from time to time up to $10 million of the Company’s Common Stock registered under the Company’s Form S-3 Registration Statement dated April 21, 2020, as supplemented by a prospectus supplement to be filed by the Company with the Securities and Exchange Commission. The Common Stock Purchase Agreement provides, among other things, that the Company may direct, every three trading days, the Investor to purchase a number of shares not to exceed an amount determined based upon the trading volume and stock price of the Company’s shares. The specific terms of the financing are set forth in the full text of the Common Stock Purchase Agreement, which will be filed in its entirety with the Company’s Current Report on Form 8-K reporting the transaction. The Company remains on track to achieve cashflow break-even by mid 2021. The Company expects to use net proceeds from the financing over time for general corporate purposes which may include, without limitation, funding of product development, sales and marketing activities, increasing the Company’s working capital and investment in its products and intellectual property in order to accelerate growth.

The information contained in this press release shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About CV Sciences, Inc.
CV, or Curriculum Vitae, is Latin for "course of life", and science is the pursuit of truth. CV Sciences: our name is our mission -- improving quality of life through nature and science.
CV Sciences, Inc. (OTCQB:CVSI) operates two distinct business segments: a consumer product division focused on manufacturing, marketing and selling plant-based dietary supplements and CBD products to a range of market sectors; and a drug development division focused on developing and commercializing CBD-based novel therapeutics. The Company’s PlusCBD™ products are sold at more than 6,200 retail locations throughout the U.S. and it is the top-selling brand of hemp-derived CBD in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. CV Sciences follows all guidelines for Good Manufacturing Practices (GMP) and the Company’s products are processed, produced, and tested throughout the manufacturing process to confirm strict compliance with company standards and specifications. With a commitment to science, PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. PlusCBD™ was the first hemp CBD supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. CV Sciences, Inc. has primary offices and facilities in San Diego, California. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements
This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties.

Contact Information
Investor Contact:
ICR
Scott Van Winkle
617-956-6736
scott.vanwinkle@icrinc.com

Media Contact:
ICR
Cory Ziskind
646-277-1232
cory.ziskind@icrinc.com